UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8174	22-1847286
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Columbia Road, Somerville, New Jersey	08876
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 722-8081

n/a (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

£	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters ot a Vote of Security Holders.

On January 11, 2011, at the Annual Meeting of Shareholders of Conolog Corporation (the “Company”), the Company’s shareholders approved (i) electing 5 directors named by the Company ( Robert S. Benou, Marc R. Benou, Louis S. Massad, Edward J. Rielly and David M. Peison) and (ii) the ratification of the appointment of WithumSmith+Brown, PC as the Company’s independent auditor for the fiscal year ended July 31, 2011.

As of November 12, 2010 , the record date for the meeting the Company had outstanding and entitled to vote 6967,881 shares of its common stock outstanding. The vote for each proposal was as follows:

Proposal	For	Against	Withheld	Abstain	Broker Non-Votes
1. Election of Five Directors:
Robert S. Benou	1,297,769		64,965		3,408,591
Marc R. Benou	1,297,811		64,923		3,408,591
Louis S. Massad	1,300,233		62,501		3,408,591
Edward J. Rielly	1,300,234		62,500		3.408,591
David S. Peison	1,300,234		62,500		3.408,591
2. Ratification of appointment of WithumSmith+Brown, PC	4,433,002	210,748		127,575

Item 8.01 Other Events.

From December 3, 2010 to January 13, 2011, 2011 the Company has issued an aggregate of 3,333,333 shares of Common Stock upon the conversion of outstanding Secured Convertible Notes in the aggregate principal amount of $1,000,000. As of January 13, 2011, the Company does not have any Secured Convertible Notes outstanding. As of January 13, 2011, the Company had 30,000 outstanding Class B Warrants pursuant to which the holders of such warrants can purchase up $3,000,000 of principal amount of the Company’s 8% notes on the same terms as the Secured Convertible Notes. Upon the exercise of the Class B Warrants, the holder of the Class B Warrant will be issued two Class C Warrants for each share of the Company’s common stock that would be issued on the exercise date of the Class B Warrant assuming the full conversion of the notes issued on such date. For each $100,000 of principal of notes purchased pursuant to the Class B Warrants, the Subscribers will surrender 1,000 Class B Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

By: /s/ Marc Benou_______

Marc Benou

President

 Dated: January 13, 2011